Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Equity Premium Opportunity Fund
333-120613
811-21674

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of PricewaterhouseCoopers LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
investment
management
agreement

 Common Shares
   For

                     29,981,664

   Against

                       1,365,905

   Abstain

                       1,218,434

   Broker Non-Votes

                     11,280,036

      Total

                     43,846,039



To approve a new
sub-advisory
agreement between
 Nuveen Asset
Management and
Gateway Investment
 Advisers, L.P.


   For

                     29,839,983

   Against

                       1,442,604

   Abstain

                       1,283,416

   Broker Non-Votes

                     11,280,036

      Total

                     43,846,039



To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
Gateway Investment
 Advisers, LLC

   For

                     29,903,802

   Against

                       1,406,366

   Abstain

                       1,255,835

   Broker Non-Votes

                     11,280,036

      Total

                     43,846,039


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013076.